UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 24, 2025

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 001-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard

Salt Lake City, Utah 84119-2099

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As noted below, on January 24, 2025, the shareholders of Franklin Covey Co. (the Company) approved Amendment No. 1 (the Amendment) to the Franklin Covey Co. 2022 Omnibus Incentive Plan (the 2022 Plan). The 2022 Plan was adopted by the Company’s Board of Directors on November 12, 2021, and the Amendment was adopted by the Company’s Board of Directors on November 15, 2024. With shareholder approval obtained, the 2022 Plan is amended to increase the number of shares available by 575,000 shares. Subject to adjustment in certain circumstances, the 2022 Plan now authorizes up to 1,575,000 shares of common stock for issuance.

Any employees, officers, consultants, advisors, independent contractors, or non-employee directors of the Company or any of its subsidiaries or affiliates are eligible to receive an award under the 2022 Plan. Generally, grants may be made in any of the following forms:

•Stock Options

•Stock Appreciation Rights

•Restricted Stock and Restricted Stock Units

•Other Stock-Based Awards

A more complete summary of the 2022 Plan appears on pages 50 to 59 of the Company’s Proxy Statement as filed with the Securities and Exchange Commission on December 20, 2024, as revised by Amendment No. 1 and Amendment No. 2 to the Proxy Statement filed on January 13, 2025, and is incorporated by reference herein. The foregoing description and the summary contained in the Company’s Proxy Statement, as amended, do not purport to be complete and are qualified in their entirety by reference to the full text of the 2022 Plan and the Amendment, which are attached as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated by refence herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on Friday, January 24, 2025. For more information on the following proposals, refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 20, 2024, the relevant portions of which are incorporated herein by reference. The matters voted on and the results of the votes are as follows:

1.The following nominees for Director were elected. Each person elected will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified.

Nominee	Number of Votes Cast For	Number of Votes Withheld	Broker Non-Votes
Anne H. Chow	8,470,986	1,164,047	1,671,059
Craig Cuffie	9,449,913	185,120	1,671,059
Donald J. McNamara	9,382,793	252,240	1,671,059
Joel C. Peterson	9,415,412	219,621	1,671,059
Nancy Phillips	8,949,289	685,744	1,671,059
Efrain Rivera	9,439,418	195,615	1,671,059
Derek C.M. van Bever	8,853,212	781,821	1,671,059
Paul S. Walker	9,444,477	190,556	1,671,059
Robert A. Whitman	8,977,404	657,629	1,671,059

2.The advisory vote for the approval of executive compensation as described and presented in the Compensation Discussion and Analysis of the Company’s Proxy Statement was approved with 9,093,586 votes in favor; 511,411 votes against; and 30,036 abstentions. The number of broker non-votes was 1,671,059.

3.The ratification of the appointment of Deloitte & Touche, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending August 31, 2025 was approved with 11,188,529 votes cast in favor; 95,220 votes against; and 22,343 abstentions. There were no broker non-votes for this proposal.

4.Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan was approved with 9,255,222 votes cast in favor; 350,571 votes against; and 29,240 abstentions. The number of broker non-votes was 1,671,059.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

10.1Franklin Covey Co. 2022 Omnibus Incentive Plan (filed as Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on January 14, 2022 and incorporated by reference herein).

10.2Amendment No. 1 to the Franklin Covey Co. 2022 Omnibus Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date: January 24, 2025	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer